VITESSE ENERGY TO ACQUIRE LUCERO ENERGY IN ACCRETIVE ALL-STOCK TRANSACTION SUPPORTING INCREASE TO VITESSE’S DIVIDEND

HIGHLIGHTS

•Following closing, acquisition of Lucero is expected to be immediately accretive to Vitesse’s earnings, operating cash flow, free cash flow and net asset value

•Subject to board approval and closing the transaction, Vitesse expects to increase its cash dividend from $2.10 to $2.25 per share on an annualized basis

•Upon closing, this acquisition strengthens Vitesse’s financial position with expected near-term Net Debt to Adjusted EBITDA ratio of ~0.3x

•The acquisition of Lucero provides Vitesse with an operational component to its strategy, as Lucero currently operates more than 65 producing wells

•Lucero operations provide flexibility in future capital spending with 2 gross (1.9 net) drilled uncompleted wells and up to 50 gross (25 net) locations in the core of the Bakken

•Vitesse is hedging a significant portion of the acquired oil production through the end of 2026

•After giving effect to the transaction, Vitesse would have had two-stream production of approximately 19.4 Mboe/d during the third quarter of 2024

•Gary Reaves, Managing Partner at First Reserve Management, LP, which owns 37% of Lucero, and director of Lucero, and M. Bruce Chernoff, Lucero’s Chairman, who owns 22% of Lucero, to be nominated to join the Vitesse Board

•The Company will continue to be led by the Vitesse executive team

GREENWOOD VILLAGE, Colorado and CALGARY, Alberta – December 16, 2024 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “Vitesse,” or the “Company”) and Lucero Energy Corp. (TSXV: LOU, OTCQB: PSHIF) (“Lucero”) today announced they have entered into a definitive agreement under which Vitesse will acquire Lucero in an all-stock transaction with a fully diluted equity value of US$222 million. Under the terms of the agreement, Lucero shareholders will receive 0.01239 of a share of Vitesse common stock for each common share of Lucero. The addition of Lucero’s operations will provide additional scale to Vitesse’s assets across the Bakken, where Lucero had approximately 6.4 Mboe per day of two-stream net production during the third quarter of 2024. Lucero had no outstanding debt and US$56 million of cash as of September 30, 2024, and Vitesse expects to use a portion of the cash held by Lucero at closing to reduce outstanding borrowings under Vitesse’s revolving credit facility. Vitesse is targeting about US$3 million of general and administrative synergies annually.
MANAGEMENT COMMENTS

“We are acquiring a high-quality company that has been very well managed and will be a terrific complement to our existing business. We are excited to add an operated leg to our strategy, while keeping our emphasis primarily on non-op,” commented Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer. “This opens the door to acquiring operated and non-operated packages that are accretive to our dividend, while giving us proportionately more control over our future capital spending. In addition, this transaction supports our ability to pay the dividend, and the anticipated increased liquidity furthers our ability to make future acquisitions.”

Brett Herman, President and CEO of Lucero commented, “We are very proud of the significant steps we have taken to enhance Lucero’s asset base, operational performance, and balance sheet over the past several years. Combining with Vitesse will provide Lucero shareholders with immediate value for their investment and the opportunity to participate in the future upside from ownership in a stronger, larger company with enhanced shareholder returns. The transaction creates a unique oil weighted company with assets in the core of the Williston Basin exhibiting lower production declines, high operating netbacks, and strong capital efficiencies. I want to thank our employees for their dedication and hard work over the years that allowed us to build such a great organization and reach this exciting milestone.”

TRANSACTION DETAILS

In this all-stock transaction, each outstanding common share of Lucero will be exchanged for 0.01239 of a share of Vitesse common stock, with approximately 8,175,000 shares of common stock expected to be issued at closing. After closing, existing Vitesse stockholders are expected to own approximately 80% and existing Lucero shareholders are expected to own approximately 20% of the Company on a fully diluted basis.

The transaction will be structured as a plan of arrangement under the Business Corporations Act (Alberta) and is subject to the approval of (i) at least two-thirds of the votes cast by holders of Lucero common shares at a meeting to be called to consider the transaction and (ii) if required under applicable Canadian securities laws, a majority of the votes cast by Lucero shareholders at such meeting (excluding the votes held by Lucero shareholders whose votes are required to be excluded under Multilateral Instrument 61-101 – Protection of Minority Securities Holders in Special Transactions). The issuance of shares of Vitesse common stock as consideration in the transaction is subject to the approval of the majority of votes cast at a meeting by holders of shares of Vitesse common stock in connection with the transaction, pursuant to the rules of the New York Stock Exchange (“NYSE”).

GOVERNANCE AND LEADERSHIP

Following the closing of the transaction, the board of directors of Vitesse will increase to nine members and will comprise the seven current members of Vitesse’s board and two nominees currently serving on Lucero’s board, namely Messrs. Reaves and Chernoff. Vitesse’s leadership team will continue to serve in their respective capacities in the company.

COMMODITY HEDGING

Vitesse expects to promptly hedge a significant portion of the commodity risk associated with this transaction through 2026 and has hedged a meaningful portion of its own production into 2026. Vitesse historically hedges a portion of its expected oil production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Vitesse does not currently have hedges in place on its expected natural gas production volumes.

TIMING AND APPROVALS

The transaction has been unanimously approved by the boards of directors of both companies. The transaction is expected to close by the second quarter of 2025. The transaction is subject to customary closing conditions in the United States and Canada, as well as the approvals by Vitesse’s and Lucero’s shareholders described above, the approval of the Court of King's Bench of Alberta, the listing of shares of Vitesse’s stock to be issued in the transaction on NYSE and certain other approvals.

Further information regarding the transaction will be contained in a management information circular that Lucero will prepare, file and mail to Lucero shareholders in advance of its shareholder meeting and a proxy statement that Vitesse will file with the Securities and Exchange Commission (the “SEC”) and mail to Vitesse stockholders in advance of its stockholders meeting. Copies of the arrangement agreement and management information circular will be available on Lucero’s profile on SEDAR+ at www.sedarplus.ca and the arrangement agreement and proxy statement will be available on the SEC's website at www.sec.gov under Vitesse's profile.

The board of directors of Lucero has unanimously determined that the arrangement and the other transactions contemplated by the arrangement agreement are in the best interests of Lucero and fair to holders of the shares of Lucero, authorized and approved the entering into of the arrangement agreement and the performance by Lucero of its obligations under such agreement, and recommend that holders of Lucero shares vote in favor of a special resolution to approve the arrangement. FR XIII PetroShale Holdings L.P, and each of the directors and executive officers of Lucero who hold shares of Lucero, representing in aggregate approximately 63% of the outstanding shares of Lucero (on a non-diluted basis), have entered into support agreements with Vitesse and have agreed, among other things, to support and vote in favor of the transaction, subject to the provisions of such agreements.

ADVISORS
Jefferies LLC initiated this transaction and is serving as lead financial advisor and Evercore is also acting as financial advisor to Vitesse and provided a fairness opinion to Vitesse’s board of directors. Baker Botts L.L.P. and Blake, Cassels & Graydon LLP are serving as legal advisors to Vitesse.
RBC Capital Markets is serving as financial advisor to Lucero and has also provided a verbal opinion to Lucero's board to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by shareholders of Lucero pursuant to the transaction, is fair from a financial point of view, to the shareholders of Lucero. Peters & Co. is serving as financial advisor and has also provided a verbal opinion to Lucero's board to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by shareholders of Lucero pursuant to the transaction, is fair from a financial point of view, to the shareholders of Lucero. Burnet, Duckworth & Palmer LLP and Davis Graham & Stubbs LLP are serving as legal advisors to Lucero.

CONFERENCE CALL AND ADDITIONAL MATERIALS

Vitesse will hold a conference call to discuss the transaction today, December 16, 2024 at 10:00 AM Eastern Time.

An investor presentation regarding the transaction can also be found at www.vitesse-vts.com.

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=I5trRi8k

Dial-In Number: 877-407-0778 (US/Canada) and +1 201-689-8565 (International)

Conference ID: 13750624 - Vitesse Business Update

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through investments in non-operated and operated oil and gas wells.

More information about Vitesse can be found at www.vitesse-vts.com.

ABOUT LUCERO ENERGY CORP.

Lucero is a pure-play North Dakota Bakken / Three Forks producer with an ideal asset platform targeting high-netback light oil production. The Company is positioned for disciplined growth, pursuing the acquisition, development and production of high-quality oil and natural gas assets.

More information about Lucero can be found at www.lucerocorp.com.

NOTICE REGARDING INFORMATION CONTAINED IN THIS NEWS RELEASE

All amounts in this news release are stated in U.S. dollars unless otherwise specified.

This news release contains references to "Boe" (barrels of oil equivalent) and "Mboe" (one thousand barrels of oil equivalent). The parties have adopted the standard of six thousand cubic feet of gas to one barrel of oil (6 Mcf: 1 Bbl) when converting natural gas to Boes. Boe and Mboe may be misleading, particularly if used in isolation. The foregoing conversion ratios are based on an energy equivalency conversion method primarily applicable at the burner tip and do not represent a value equivalency at the wellhead. Given that the value ratio based on the current price of oil as compared to natural gas is significantly different from the energy equivalent of 6:1, utilizing a conversion on a 6:1 basis may be misleading. Disclosure regarding anticipated wells and drilling locations has been prepared by Vitesse in accordance with U.S. disclosure standards.

All production volumes presented in this news release are reported on a "net" basis (a company's working interest share after deduction of royalty obligations, plus the company's royalty interests), which differs from "gross" basis (a company's working interest before deduction of royalties) for reporting production under National Instrument 51-101 and industry practice in Canada.

All references to "oil" in this news release include light and tight crude oil.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release are forward-looking statements within the meaning of the applicable Canadian securities laws and the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements concerning the proposed transaction, including any statements regarding the expected timetable for completing the transaction, the results, effects, benefits and synergies of the transaction, future opportunities for Vitesse, future financial performance and condition, guidance and any other statements regarding Vitesse’s or Lucero’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecast,” “predict,” “outlook,” “target,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely” “plan,” “positioned,” “strategy,” and similar words and expressions. Specific forward-looking statements include statements regarding Vitesse's or Lucero's plans and expectations with respect to the transaction, the timing of closing, the anticipated cash to be acquired as part of the transaction and its use to repay borrowings under Vitesse’s revolving credit facility, the anticipated impact of the transaction on Vitesse’s results of operations, financial position, growth opportunities, operational flexibility and competitive position, Vitesse’s hedging strategy, returns to stockholders and enhanced stockholder value and the anticipated increase to Vitesse’s dividend following the closing of the transaction, expense synergies resulting from the transaction, and the composition of the board of directors of Vitesse following the closing.

Forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that stockholders of Vitesse may not approve the issuance of new shares of Vitesse common stock in the transaction or that shareholders of Lucero may not approve the transaction; the risk that a condition to closing of the transaction may not be satisfied; that either party may terminate the arrangement agreement or that the closing of the transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships of Vitesse or Lucero, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Vitesse and Lucero; the effects of the transaction, including Vitesse’s future financial condition, results of operations, strategy and plans; the ability of Vitesse to realize anticipated synergies in the timeframe expected or at all; changes in capital markets; regulatory approval of the transaction; the effects of commodity prices, including any resulting impact on Vitesse’s ability to sustain its anticipated dividend following the closing of the transaction; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the company's operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause actual results to differ materially from those anticipated can be found in Vitesse's Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Vitesse's website at ir.vitesse-vts.com, and in other documents Vitesse files with the SEC; and in Lucero's annual information form for the year ended December 31, 2023, which is on file with the TSX Venture Exchange (“TSXV”) and on SEDAR+ and available from Lucero’s website at www.lucerocorp.com/investors/, and in other documents Lucero files with TSXV or on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information and assumptions believed to be valid at that time. Neither Vitesse nor Lucero assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

NO OFFER OR SOLICITATION

This news release does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between Vitesse and Lucero or otherwise, nor shall there be any offer or solicitation in any jurisdiction in which such offer or solicitation would be unlawful under the securities laws of any such jurisdiction.

ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT

In connection with the proposed transaction, Vitesse and Lucero intend to file materials with the SEC and on SEDAR+, as applicable. Vitesse intends to file Proxy Statement (the "Proxy Statement") with the SEC in connection with the solicitation of proxies to obtain Vitesse stockholder approval for the issuance of stock in the proposed transaction, and Lucero intends to file an information circular and proxy statement (the "Circular") with TSXV and on SEDAR+, in connection with the solicitation of proxies to obtain Lucero shareholder approval of the proposed transaction. Vitesse intends to mail or otherwise provide a Proxy Statement to the stockholders of Vitesse. This news release is not a substitute for the Proxy Statement, the Circular or for any other document that Vitesse or Lucero may file with the SEC or on SEDAR+ and/or send to Vitesse's stockholders and/or Lucero's shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VITESSE AND LUCERO ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY VITESSE AND/OR LUCERO WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT

VITESSE, LUCERO, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Shareholders of Vitesse and Lucero will be able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Vitesse and/or Lucero with the SEC or on SEDAR+ when they become available through the website maintained by the SEC at www.sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Vitesse will be available free of charge from Vitesse’s website at ir.vitesse-vts.com or by contacting Vitesse’s Investor Relations Department at (720) 532-8232. Copies of documents filed on SEDAR+ by Lucero will be available free of charge from Lucero’s website at www.lucerocorp.com/investors/ or by contacting Lucero’s Investor Relations Department at (877) 573-0181.

PARTICIPANTS IN THE SOLICITATION

Vitesse and its directors, executive officers and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Vitesse’s stockholders in connection with the proposed transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Vitesse in connection with the proposed transaction, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Vitesse and its directors and executive officers and their ownership of Vitesse common stock in the Proxy Statement for Vitesse’s 2024 Annual Meeting, filed with the SEC on March 20, 2024, and additional information about the ownership of Vitesse common stock by Vitesse directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

NON-GAAP FINANCIAL MEASURES

Disclosure regarding Free Cash Flow and the ratio of Net Debt to Adjusted EBITDA has been prepared by management of Vitesse. These financial measures are not defined under U.S. GAAP or International Financial Reporting Standards.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities, less development of oil and gas properties.

Vitesse calculates Net Debt by deducting cash on hand from the amount outstanding on the revolving credit facility as of the balance sheet or measurement date.

Vitesse defines Adjusted EBITDA as net income before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items.

Management of Vitesse believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, Vitesse management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by Vitesse management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and Vitesse management believes it is providing investors with financial measures that most closely align to its internal measurement processes. Vitesse is not able to reconcile forward-looking non-GAAP financial measures and ratios included in this news release because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items. The variability of these items could have a significant impact on future GAAP financial results.

INVESTOR AND MEDIA CONTACTS

Ben Messier, CFA
Director – Investor Relations and Business Development
Vitesse Energy, Inc.
(720) 532-8232
benmessier@vitesse-vts.com

Brett Herman                Marvin Tang
President & CEO                Vice President, Finance and Chief Financial Officer
Lucero Energy Corp.                Lucero Energy Corp.
(877) 573-0181                (877) 573-0181
info@lucerocorp.com                info@lucerocorp.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.